PROMISSORY NOTE

US$100,000	Jan 28, 2009

     FOR VALUE RECEIVED, SKY HARVEST WINDPOWER CORP., a company incorporated under the laws of Canada (the “Borrower”) HEREBY ACKNOWLEDGES ITSELF INDEBTED AND PROMISES TO PAY to or to the order of KEEWATIN WINDPOWER CORP. a company incorporated under the laws of the State of Nevada (the “Lender”), or such other address as the Lender directs, the principal sum of $100,000 of lawful money of the United States (the “Loan”), as follows:

1. Definitions:

(a)

“Event of Default” means at any time there is a default or a breach by the Borrower of any representation, warranty, covenant, agreement, term, condition, stipulation or proviso contained herein or in any Other Document;

(b)	“Other Document” means any document or agreement other than this Note which evidences, secures or evidences or secures the payment, observance and performance of the Loan in whole or in part; and

2. Repayment:

     The Borrower will pay the outstanding principal balance of the Loan on Jan 28, 2010, provided that the Borrower will have the privilege of prepaying the Loan in whole or in part at any time and from time to time, without notice, bonus or penalty.

3. Records:

     The Borrower acknowledges and agrees that the records of the Lender with respect to advances and repayments, prepayments of the Loan will be conclusive and binding on the Borrower hereunder absent manifest error.

4. Default:

     Upon the occurrence of an Event of Default, the full unpaid principal balance of the Loan together with all other monies dues and owing under this Note will at the option of the Lender forthwith become due and payable.

5. Governing Law:

     This Note will be governed by and construed in accordance with the laws of British Columbia. For the purpose of legal proceedings this Note will be deemed to have been made in British Columbia and to be performed there and the courts of British Columbia will have jurisdiction over all disputes which may arise under this Note and the Borrower hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts, provided always that nothing herein contained will prevent the Lender from proceeding at its election against the Borrower in the courts of any other country or jurisdiction.

6. Arbitration:

     At the option of the Lender, in its sole discretion, if the parties are unable to resolve any dispute under this Note the dispute will be referred to and finally resolved by arbitration before a single arbitrator selected by the Lender. The place of arbitration will be Vancouver, British Columbia or such other jurisdiction as chosen by the Lender, in its sole discretion. The award of the arbitrator will be final and binding on each party. Judgment upon the award may be entered in any court of competent jurisdiction.

7. General Provisions:

     The Borrower hereby waives presentment and demand for payment, protest and notice of protest and notice of dishonour and non-payment.

IN WITNESS WHEREOF the Borrower has duly executed this Promissory Note as of the date first written above.

SKY HARVEST WINDPOWER CORP.

Per:	/s/ William Iny
Authorized Signatory